Exhibit 21.1
ON SEMICONDUCTOR CORPORATION
List of Subsidiaries as of 12/31/2021 (1)
AMI Semiconductor Canada Company {Nova Scotia, Canada}
AMIS Foreign Holdings, Inc. {Delaware}
Aptina (Mauritius) Limited {Mauritius}
Aptina Holdings (Cayman) Inc. {Cayman Islands}
Aptina Imaging Corporation {Cayman Islands}
Aptina India Private Limited {India}
Aptina Pte. Ltd. {Singapore}
Aptina, LLC {Delaware}
Axsem AG {Switzerland}
Fairchild Semiconductor (Malaysia) Sdn. Bhd. {Malaysia}
Fairchild Semiconductor (Netherlands) B.V. {Netherlands}
Fairchild Semiconductor (Suzhou) Co., Ltd. {China (PRC)}
Fairchild Semiconductor Corporation {Delaware}
Fairchild Semiconductor Corporation of California {Delaware}
Fairchild Semiconductor GmbH {Germany}
Fairchild Semiconductor Hong Kong (Holdings) Limited {Hong Kong, China (PRC)}
Fairchild Semiconductor International, Inc. {Delaware}
Fairchild Semiconductor Mauritius Ltd. {Mauritius}
Fairchild Semiconductor Pte. Ltd. {Singapore}
Fairchild Semiconductor Technology (Beijing) Co., Ltd. {China (PRC)}
Fairchild Semiconductor Technology (Shanghai) Co., Ltd. {China (PRC)}
GT Advanced Technologies Limited {Hong Kong, China (PRC)}
GT Sapphire Technology (Guiyang) Co. Ltd. {China (PRC)}
GT Solar (Shanghai) Co. Limited {China (PRC)}
GT Solar China Co., Ltd {China (PRC)}
GT Solar Mauritius, Ltd. {Mauritius}
GTAT Corporation {Delaware}
GTAT IP Holding LLC {Delaware}
GTAT Terra Inc. {Delaware}
Leshan-Phoenix Semiconductor Company Limited {China (PRC)}
ON Design Czech s.r.o. {Czech Republic}
ON Electronics Private Limited {India}
ON Management, Inc. {Delaware}
ON Semiconductor (Shenzhen) Limited {China (PRC)}
ON Semiconductor (Thailand) Co. Ltd. {Thailand}
ON Semiconductor Adria d.o.o. {Slovenia}
ON Semiconductor Aizu Co., Ltd. {Japan}
ON Semiconductor Austria GmbH {Austria}
ON Semiconductor Belgium B.V. {Belgium}
ON Semiconductor Benelux B.V. {Netherlands}
ON Semiconductor Binh Duong Company Limited {Vietnam}
ON Semiconductor Canada Holding Corporation {Ontario, Canada}
ON Semiconductor Canada Trading Corporation {Nova Scotia, Canada}

ON Semiconductor Cebu Philippines, Inc. {Philippines}
ON Semiconductor Connectivity Solutions, Inc. {Delaware}
ON Semiconductor Czech Republic s.r.o. {Czech Republic}
ON Semiconductor France SAS {France}
ON Semiconductor Germany GmbH {Germany}
ON Semiconductor Holdings Malaysia Sdn. Bhd. {Malaysia}
ON Semiconductor Ireland Research and Design Limited {Ireland}
ON Semiconductor Italy S.R.L. {Italy}
ON Semiconductor Japan Holdings Ltd. {Japan}
ON Semiconductor Japan Ltd. {Japan}
ON Semiconductor Kanto Co. Ltd. {Japan}
ON Semiconductor Korea, Ltd. {South Korea}
ON Semiconductor Leasing B.V. {Belgium}
ON Semiconductor Limited {United Kingdom}
ON Semiconductor Malaysia Sdn. Bhd. {Malaysia}
ON Semiconductor Netherlands B.V. {Netherlands}
ON Semiconductor Niigata Co., Ltd. {Japan}
ON Semiconductor Philippines, Inc. {Philippines}
ON Semiconductor Romania S.R.L. {Romania}
ON Semiconductor S.R.L. {Italy}
ON Semiconductor SAS {France}
ON Semiconductor Shenzhen China (ONSC) Limited {China (PRC)}
ON Semiconductor Slovakia, a.s. {Slovak Republic}
ON Semiconductor SSMP Philippines Corporation {Philippines}
ON Semiconductor Switzerland SA {Switzerland}
ON Semiconductor Technology B.V. {Belgium}
ON Semiconductor Technology Hong Kong Limited {Hong Kong, China (PRC)}
ON Semiconductor Technology India Private Limited {India}
ON Semiconductor Technology Korea Limited {South Korea}
ON Semiconductor Trading (Shanghai) Limited {China PRC)}
ON Semiconductor Trading Sàrl {Switzerland}
ON Semiconductor United Kingdom Limited {United Kingdom}
ON Semiconductor Vietnam Company Limited {Vietnam}
Quantenna Communications Australia Pty. Ltd. {Australia}
Quantenna Communications B.V. {Netherlands}
Quantenna Communications Hong Kong Limited {Hong Kong, China (PRC)}
Quantenna Communications Limited Liability Company {Russia}
Quantenna Communications Spain SL {Spain}
Quantenna, Inc. {Delaware}
ROCTOV, LLC {Delaware}
SANYO LSI Technology India Private Limited {India}
SANYO Semiconductor (S) Pte. Ltd. {Singapore}
SCG Czech Design Center s.r.o. {Czech Republic}
SCG Hong Kong SAR Limited {Hong Kong, China (PRC)}
SCG Korea Limited {South Korea}
Semiconductor Components Industries Singapore Pte Ltd {Singapore}
Semiconductor Components Industries, LLC {Delaware}
SensL Technologies Limited {Ireland}

Sound Design Technologies Ltd. {Ontario, Canada}
TranSiC AB {Sweden}
{ } Denotes Jurisdiction
(1) All ON Semiconductor Corporation subsidiaries generally do business under the name " onsemi " or such other similar name as they transition to "onsemi.”